                                                                     EXHIBIT 4.8

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                                 METLIFE, INC.,
                                     ISSUER

                                       and

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                     TRUSTEE

                          Second Supplemental Indenture

                            Dated as of June 21, 2005

                  Supplement to the Indenture of MetLife, Inc.
                            dated as of June 21, 2005

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                              DEFINITIONS AND SCOPE

Section 1.1  Definition of Terms....................................................      2

Section 1.2  Scope..................................................................      4

                                   ARTICLE II
             GENERAL TERMS AND CONDITIONS OF THE SERIES B DEBENTURES

Section 2.1  Designation, Principal Amount and Authorized Denomination..............      4

Section 2.2  Maturity...............................................................      5

Section 2.3  Form and Payment.......................................................      5

Section 2.4  Global Series B Debenture..............................................      5

Section 2.5  Interest...............................................................      7

Section 2.6  Redemption of the Series B Debentures..................................      7

Section 2.7  Put Right of Holders...................................................      7

Section 2.8  Restrictions on Certain Payments, Including on Deferral of Interest....      8

Section 2.9  Notice of Defaults; Amount Payable upon Acceleration...................      9

Section 2.10 CUSIP Numbers..........................................................      9

Section 2.11 Security Registrar and Paying Agent....................................      9

Section 2.12 Company Elections in Connection with Remarketing.......................      9

                                   ARTICLE III
                                    EXPENSES

Section 3.1  Expenses...............................................................     11

                                   ARTICLE IV
                           FORM OF SERIES B DEBENTURES

Section 4.1  Form of Series B Debentures............................................     11

                                    ARTICLE V
                      ORIGINAL ISSUE OF SERIES B DEBENTURES

Section 5.1  Original Issue of Series B Debentures..................................     21

                                   ARTICLE VI
                      EVENTS OF DEFAULT, WAIVER AND NOTICE

Section 6.1  Event of Default.......................................................     21

                                   ARTICLE VII
                                  SUBORDINATION

Section 7.1  Subordination..........................................................     23

Section 7.2  Company Election to End Subordination..................................     23

Section 7.3  Compliance with Federal Reserve Board Rules............................     23

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1  Effectiveness..........................................................     24

Section 8.2  Further Assurances.....................................................     24

Section 8.3  Effect of Recitals.....................................................     24

Section 8.4  Ratification of Base Indenture.........................................     24

Section 8.5  Governing Law..........................................................     24

Section 8.6  Counterparts...........................................................     24

      THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 21, 2005 (this "Second Supplemental Indenture"), to the Base Indenture (as defined below), dated as of the date hereof, between METLIFE, INC., a Delaware corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the Indenture (as defined below), a national banking association (the "Trustee").

      WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of the date hereof (the "Base Indenture," and together with this Second Supplemental Indenture, the "Indenture"); and

      WHEREAS, Section 9.01 of the Base Indenture provides that the Base Indenture may be amended without the consent of any Holder (i) to provide for the issuance of and establish the form and terms and conditions of the Securities (as defined in the Base Indenture) of any series as provided in
Section 2.01 of the Base Indenture and (ii) to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination does not apply to any Security of any series created prior to the execution of the amendment;

      WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate pursuant to Section 14.07 of the Base Indenture to the effect that all conditions precedent provided for in the Base Indenture to the Trustee's execution and delivery of this Second Supplemental Indenture have been complied with;

      WHEREAS, MetLife Capital Trust III, a Delaware statutory trust (the "Trust"), has offered to the public its Series B Trust Preferred Securities (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its Common Securities (together with the Trust Preferred Securities, the "Trust Securities"), in the Series B Debentures;

      WHEREAS, the Trust Preferred Securities and the Series B Debentures will be subject to Remarketing, in connection with which certain terms of the Trust Preferred Securities and the Series B Debentures may be changed, all in accordance with the procedures to be set forth in a Remarketing Agreement to be entered into among the Company, the Trust (in the event the Trust Preferred Securities are outstanding on any Remarketing Date), the Stock Purchase Contract Agent and the Remarketing Agent; and

      WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and satisfy all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Series B Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects:

      NOW, THEREFORE, the Company and the Trustee agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND SCOPE

      Section 1.1 Definition of Terms.

      Unless the context otherwise requires:

      (a) a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture unless otherwise specified herein;

      (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) headings are for convenience of reference only and do not affect interpretation;

      (e) the following terms have the meanings given to them in the Trust
Agreement: Administrative Trustee; Delaware Trustee; Distributions; Initial Liquidation Amount; Property Trustee; Record Date; Remarketing; Remarketing Agent; Remarketing Agreement; Remarketing Date; Remarketing Settlement Date; Trust Preferred Securities Certificate; Stock Purchase Contract Agent and Successful.

      (f) the following terms have the meanings given to them in this Section 1.1(f):

            "Accreted Interest" means, for any Interest Period for any Series B Debenture as of any date of determination, (i) the Accreted Principal Amount of such Series B Debenture at the beginning of the Interest Period in which such date occurs, multiplied by (ii) the Applicable Yield for such Interest Period, multiplied by (iii) the quotient of the actual number of days elapsed from and including the first day of such Interest Period, to but excluding the date of determination divided by 360; provided that the Accreted Interest for any full Interest Period shall be calculated by reference to the actual number of days in such Interest Period divided by 360.

            "Accreted Principal Amount" means, for any Series B Debenture as of any date of determination, (i) the Original Principal Amount of such Series B Debenture, plus (ii) the sum of the Accreted Interest (if any) for each Interest Period concluding on or prior to such date, plus (iii) the Accreted Interest for the Interest Period in which such date occurs as of the date of determination.

            "Additional Interest" means the interest that shall accrue on any interest on the Series B Debentures the payment of which has not been made on the applicable Interest Payment Date. References herein to "interest" include Additional Interest unless the context otherwise requires.

            "Applicable Yield" means (1) prior to the Remarketing Settlement Date, 0%, (2) if a Remarketing occurs, unless the Company has elected that the Series B Debentures will bear cash interest, from and after the applicable Remarketing Settlement Date, for any Interest Period, the Reset Yield for such Interest Period and (3) if a Remarketing has occurred and the Company has elected to have the Series B Debentures bear cash interest, 0%.

            "Collateral Agent" has the meaning set forth in the Stock Purchase Contract Agreement.

            "Creditor" has the meaning set forth in Section 3.1.

            "Holder" means a Securityholder (as defined in the Base Indenture) of the Series B Debentures.

            "Early Termination Event" means the dissolution of the Trust and the distribution of the Series B Debentures held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

            "Final Failed Remarketing" has the meaning set forth in the Stock Purchase Contract Agreement.

            "Global Series B Debentures" has the meaning set forth in Section
      2.4.

            "Interest Period" means (1) prior to the Stock Purchase Date, the period from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or June 21, 2005 if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date, (2) if a Remarketing occurs, unless the Company has elected that the Series B Debentures will bear cash interest from and after such Remarketing, the period from and including the applicable Remarketing Settlement Date to the Stated Maturity of the Series B Debentures, and (3) if a Remarketing has occurred and the Company has elected to have the Series B Debentures bear cash interest, the period from and including the applicable Remarketing Settlement Date or, if later, the most recent Interest Payment Date to which interest has been paid or duly made available, to but excluding the next succeeding Interest Payment Date, or, if earlier, then the Stated Maturity of the Series B Debentures.

            "Non Book-Entry Trust Preferred Securities" has the meaning set forth in Section 2.4.

            "Normal Common Equity Units" has the meaning set forth in the Stock Purchase Contract Agreement.

            "Original Principal Amount" of a Series B Debenture means the stated Original Principal Amount as set forth on the face of such Series B Debenture.

            "Reset Rate" means the rate of interest on the Series B Debentures, if any, set in a Remarketing in which the Company elected that the Series B Debentures would pay interest in cash following such Remarketing (defined in the Trust Agreement as the "Reset Rate" applicable in such circumstances).

            "Reset Yield" means the yield to maturity on the Series B Debentures, if any, set in a Remarketing in which the Company did not elect that the Series B Debentures would pay interest in cash following such Remarketing (defined in the Trust Agreement as the "Reset Rate" applicable in such circumstances).

            "Series B Debentures" has the meaning set forth in Section 4.1.

            "Stock Purchase Contract" has the meaning set forth in the Stock Purchase Contract Agreement.

            "Stock Purchase Contract Agreement" means that certain agreement, dated as of the date hereof, between the Company and J.P. Morgan Trust Company, National Association, as Stock Purchase Contract Agent.

            "Stock Purchase Date" has the meaning set forth in the Stock Purchase Contract Agreement.

            "Trust" has the meaning set forth in the recitals hereto.

            "Trust Agreement" means the Amended and Restated Declaration of Trust, dated as of the date hereof, among the Company, as sponsor, the Property Trustee, the Delaware Trustee and the Administrative Trustees and the several Holders (as defined therein) relating to the Trust.

            "Trust Securities" has the meaning provided in the recitals hereto.

      Section 1.2 Scope. The changes, modifications and supplements to the Base Indenture effected by this Second Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Series B Debentures and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

                                   ARTICLE II

             GENERAL TERMS AND CONDITIONS OF THE SERIES B DEBENTURES

      Section 2.1 Designation, Principal Amount and Authorized Denomination.

      There is hereby authorized a series of Securities designated the 4.91% Junior Subordinated Debt Securities, Series B, due 2040 (the "Series B Debentures"), limited in aggregate principal amount to $1,067,010,000, which amount to be issued shall be as set forth in any written order of the Company for the authentication and delivery of Series B Debentures pursuant to the Indenture. The Series B Debentures shall be issuable in denominations of $1,000 Original Principal Amount and integral multiples thereof.

      Section 2.2 Maturity.

      The Stated Maturity of the Series B Debentures will be February 15, 2040, subject to change as provided in Section 2.12.

      Section 2.3 Form and Payment.

      Except as provided in Section 2.4, the Series B Debentures shall be issued in fully registered definitive form without interest coupons. Principal of and interest on the Series B Debentures issued in definitive form will be payable, the transfer of such Series B Debentures will be registrable and such Series B Debentures will be exchangeable for Series B Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Register or by wire transfer in immediately available funds to the bank account number of the Holder specified in writing by the Holder and entered in the Register by the Registrar. Notwithstanding the foregoing, so long as the Holder of any Series B Debenture is the Property Trustee, the payment of the principal of and interest (including expenses and taxes of the Trust set forth in Section 3.1 hereof, if any) on such Series B Debentures held by the Property Trustee will be made at such place and to such account as may be designated in writing by the Property Trustee.

      Section 2.4 Global Series B Debenture.

      (a) The Depository Trust Company shall serve as the initial Depositary for the Series B Debentures.

      (b) The Series B Debentures shall be issued initially in fully registered form in the name of the Property Trustee, in its capacity as such. In connection with an Early Termination Event,

      (i) the Series B Debentures in definitive form may be presented to the Trustee by the Property Trustee for exchange for one or more Global Securities (as defined in the Base Indenture) representing Series B Debentures in an aggregate Original Principal Amount equal to the aggregate Original Principal Amount of all outstanding Series B Debentures (each a "Global Series B Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Property Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute one or more Global Series B Debentures in such aggregate Original Principal Amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. The Trustee, upon receipt of such Global Series B Debentures, together with an Officers' Certificate requesting authentication, will authenticate such Global Series B Debentures. Payments on the Series B Debentures issued as Global Series B Debentures will be made to the Depositary; and

      (ii) if any Trust Preferred Securities are held in non book-entry definitive form, the Series B Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Trust Preferred Securities Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in the Series B Debentures presented to the Trustee by the Property Trustee having an aggregate Original Principal Amount equal to the aggregate Initial Liquidation Amount of the Non Book-Entry Trust Preferred Securities until such Trust Preferred Securities Certificates are presented to the Property Trustee for transfer or reissuance, at which time such Trust Preferred Securities Certificates will be cancelled and a Series B Debenture, registered in the name of the Holder of the Trust Preferred Securities Certificate or the transferee of the Holder of such Trust Preferred Securities Certificate, as the case may be, with an aggregate Original Principal Amount equal to the aggregate Initial Liquidation Amount of the Trust Preferred Securities Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such Holder. The Trustee, upon receipt of such Series B Debenture together with an Officers' Certificate requesting authentication, shall authenticate such Series B Debenture. On issue of such Series B Debentures, Series B Debentures with an equivalent aggregate Original Principal Amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

      (c) Unless and until it is exchanged for the Series B Debentures in definitive form, a Global Series B Debenture may be transferred, in whole but not in part, only by the Depository or the nominee of the Depository to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

      (d) If after Global Series B Debentures are issued (a) at any time the Depositary for Global Series B Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Global Series B Debentures or if at any time the Depositary for such Global Series B Debentures shall no longer be a clearing agency registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation when the Depository is required to be so registered to act as the Depository, and in either case a successor Depositary for such Global Series B Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (b) the Company determines in its sole discretion that the Series B Debentures shall no longer be represented by one or more Global Series B Debentures and delivers to the Trustee an Officer's Certificate evidencing such determination, then the Company will execute and the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver Series B Debentures of like tenor in definitive registered form, in authorized denominations, and in aggregate Original Principal Amount equal to the Original Principal Amount of the Global Series B Debentures in exchange for such Global Series B Debentures. Upon the exchange of Global Series B Debentures for such Series B Debentures in definitive registered form without coupons, in authorized denominations, the Global Series B Debentures shall be canceled by the Trustee. Such Series B Debentures in definitive registered form issued in exchange for Global Series B Debentures pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Series B Debentures to the Persons in whose names such Series B Debentures are so registered.

      Section 2.5 Interest.

      (a) Each Series B Debenture will bear interest and, following the Remarketing Settlement Date, interest or Accreted Interest, as applicable, all as provided in the form of Series B Debentures set forth in Section 4.1 hereof.

      (b) The Company shall have the right to defer the payment of cash interest on the Series B Debentures, as provided in Section 4.01 of the Base Indenture, for one or more Deferral Periods of not longer than five years each. The Company shall give the Trustee notice of its election to begin any such Deferral Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities would be payable but for such deferral, and (ii) the date on which the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the Record Date or the date such Distributions are payable, but in any event not less than five Business Days prior to such Record Date, provided, however, that in no event shall such notice of election be sent more than fifteen Business Days prior to the date on which payments of all amounts then due in respect of the Trust Preferred Securities are scheduled to occur.

      (c) The Series B Debentures are not entitled to any sinking fund payments.

      Section 2.6 Redemption of the Series B Debentures.

      (a) The Series B Debentures shall not be subject to the right of redemption specified in Section 3.01 of the Base Indenture.

      (b) If in connection with the Remarketing the Series B Debentures become redeemable at the option of the Company, any such redemption shall be effected in accordance with Article III of the Base Indenture.

      Section 2.7 Put Right of Holders.

      If a there has not been a Successful Remarketing prior to February 15, 2009, each Holder of Series B Debentures will have the right to require the Company to purchase all or a portion of its Series B Debentures on such date as described below. Such right will be exercisable only upon delivery of notice to the Trustee (i) for as long as the Series B Debentures are held by the Property Trustee, on or prior to 11:00 A.M., New York City time, on the Business Day immediately prior to February 15, 2009, or (ii) in all other cases, on or prior to 11:00 A.M., New York City time on the second Business Day prior to February 15, 2009. The Company shall purchase such Series B Debentures at a Repayment Price consisting of cash in an amount equal to 100% of the Accreted Principal Amount thereof as of such date, plus a junior subordinated note of the Company (which shall be subordinated and rank junior in right of payment to all of the Company's existing and future Senior Indebtedness), bearing interest at the rate of 4.91% per annum, in the amount of the accrued and unpaid interest (including Additional Interest), if any, to, but excluding such date and payable on August 15, 2010 or, if February 15, 2009 is during a Deferral Period, the fifth anniversary of the first day of such Deferral Period. Settlement of such purchase shall be effected on February 15, 2009. Subject to the foregoing, any such purchase by the Company shall be effected in accordance with Article III of the Base Indenture.

      Section 2.8 Restrictions on Certain Payments, Including on Deferral of Interest.

      If there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an Event of Default with respect to the Series B Debentures of which the Company shall have actual knowledge and which the Company shall not have taken reasonable steps to cure; the Series B Debentures shall be held by the Trust and the Company shall be in default with respect to its payment of any obligations under the Guarantee; or the Company shall have given notice of its election to begin a Deferral Period with respect to the Series B Debentures as provided herein and shall not have rescinded such notice, and such Deferral Period, or any extension thereof, shall be continuing, then the Company covenants and agrees with the Holders that it shall not:

      (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company other than

      (i) any repurchase, redemption or other acquisition of shares of capital stock of the Company in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder purchase plan, or (z) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Event of Default, Default or Deferral Period, as the case may be;

      (ii) any exchange, redemption or conversion of any class or series of capital stock of the Company, or the capital stock of one of the Company's subsidiaries, for any other class or series of capital stock of the Company, or of any class or series of the Company's indebtedness for any class or series of capital stock of the Company;

      (iii) any purchase of, or payment of cash in lieu of, fractional interests in shares of capital stock of the Company pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

      (iv) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

      (v) payments by the Company under any Guarantee related to the Trust Preferred Securities; or

      (vi) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock;

      (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank equal with or junior to the Series B Debentures; or

      (c) make any payment under any guarantee that ranks equally with or junior to the Guarantee related to the Trust Preferred Securities.

      Section 2.9 Notice of Defaults; Amount Payable upon Acceleration.

      (a) The Trustee shall provide to the Holders of the Trust Preferred Securities such notices as it shall from time to time provide under Section 6.01 of the Base Indenture. In addition, the Trustee shall provide to the Holders of the Trust Preferred Securities notice of any Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Series B Debentures within 30 days after such Event of Default or other event becomes known to the Trustee.

      (b) Upon declaration of acceleration of the Maturity of the Series B Debentures pursuant to Section 6.01 of the Base Indenture, the Accreted Principal Amount of and all accrued but unpaid interest on all Series B Debentures shall become due and payable immediately.

      Section 2.10 CUSIP Numbers.

      The Company may from time to time obtain CUSIP numbers for the Series B Debentures and, if so, the Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series B Debentures or as contained in any notice and that reliance may be placed only the other identification numbers printed on the Series B Debentures, and no action shall be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

      Section 2.11 Security Registrar and Paying Agent.

      The Company initially appoints the Trustee as the Security Registrar and Paying Agent for the Series B Debentures.

      Section 2.12 Company Elections in Connection with Remarketing.

      In connection with Remarketings, the Company shall have the right hereunder to change certain terms of the Series B Debentures as provided below in this Section 2.12. By not later than the 25th Business Day prior to each Remarketing Date, the Company will specify the following information or elections in a notice to the Remarketing Agent, the Property Trustee, the Trustee and the Stock Purchase Contract Agent (paragraph (a) through (e) applying only if the Remarketing is Successful and paragraph (f) applying only if the related Remarketing is the Final Failed Remarketing):

      (a) whether from and after the Remarketing Settlement Date the Series B Debentures will pay interest in cash (it being understood and agreed that, unless the Company affirmatively elects to cause the Series B Debentures to pay interest in cash from and after the Remarketing Settlement Date, interest will not be paid in cash but, instead, will accrete as provided in the Series B Debentures);

      (b) whether the Stated Maturity of the Series B Debentures will remain at February 15, 2040 or will be changed to an earlier date (specifying such date if applicable); provided, however, that the Stated Maturity of the Series B Debentures may not be changed to a date earlier than the second anniversary of the Stock Purchase Date or, if the Remarketing Settlement Date occurs during a Deferral Period, the fifth anniversary of the first day of such Deferral Period;

      (c) whether the Series B Debentures will be redeemable at the Company's option on a day prior to the Stated Maturity of the Series B Debentures and, if so, the date on and after which the Series B Debentures may be so redeemed; provided, however, that an early redemption date may not be a date earlier than the second anniversary of the Stock Purchase Date or, if the Remarketing Settlement Date occurs during a Deferral Period, the fifth anniversary of the first day of such Deferral Period;

      (d) whether the Company elects, in connection with the Remarketing, to add any additional financial covenants to the Indenture, including the form of supplemental indenture proposed to be entered into in order to give effect to any such additional financial covenants;

      (e) whether in connection with such Remarketing the Company is exercising its right under Section 6.2 of this Second Supplemental Indenture to cause the subordination provisions in the Indenture applicable to the Series B Debentures to no longer be of force and effect from and after the then current Remarketing Settlement Date; and if so, whether it also elects that the Series B Debentures shall no longer be subject to the interest deferral provisions of Section 4.01 of the Base Indenture; and

      (f) if the related Remarketing is the Final Failed Remarketing:

      (i) whether the Stated Maturity of the Series B Debentures will remain at February 15, 2040 or will be changed to an earlier date (specifying such date if applicable); and

      (ii) whether the Series B Debentures will be redeemable at the Company's option on a date prior to the Stated Maturity of the Series B Debentures and, if so, the date on and after which the Series B Debentures may be so redeemed;

provided, however, any changed Stated Maturity of the Series B Debentures determined pursuant to clause (i) or early redemption date determined pursuant to clause (ii) may not be a date earlier than the second anniversary of the Stock Purchase Date or, if February 15, 2009 occurs during a Deferral Period, the fifth anniversary of the first day of such Deferral Period.

      Prior to an Early Termination Event, any such elections made by the Company as Sponsor pursuant to the Trust Agreement shall, upon successful completion of a Remarketing, automatically apply and come into effect in respect of the Series B Debentures. In the event of an Early Termination Event, the provisions of Article X of the Trust Agreement shall be deemed thereafter to apply, mutatis mutandis, to any Remarketing of the Series B Debentures, and the Company and the Trustee shall promptly enter into a supplemental indenture, in form reasonably satisfactory to the Trustee, making provision for remarketing and reset mechanics, including notices in respect thereof, on the basis set forth in such Article X.

                                  ARTICLE III

                                    EXPENSES

      Section 3.1 Expenses.

      In connection with the offering, sale and issuance of the Series B Debentures to the Property Trustee and in connection with the sale of the Trust Preferred Securities by the Trust, the Company, in its capacity as borrower with respect to the Series B Debentures, shall:

      (a) pay all costs and expenses relating to the offering, sale and issuance of the Series B Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation, fees and expenses (including reasonable counsel fees and expenses) of the Trustee under the Indenture in accordance with the provisions of the Indenture; and

      (b) be responsible for and shall pay all debts and obligations and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Trust Preferred Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee and the Administrative Trustees, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the Holders of the Series B Debentures.

      The Company's obligations under this Section 3.1 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations and costs are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this
Section 3.1 directly against the Company and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 3.1.

                                   ARTICLE IV

                           FORM OF SERIES B DEBENTURES

      Section 4.1 Form of Series B Debentures.

      The Series B Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

            [IF THE SERIES B DEBENTURE IS TO BE A GLOBAL SERIES B DEBENTURE, INSERT - This Series B Debenture is a Global Series B Debenture within the meaning of the Indenture (as defined on the reverse hereof) and is registered in the name of the Depositary or a nominee of the Depositary. This Series B Debenture is exchangeable for Series B Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Series B Debenture (other than a transfer of this Series B Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

            Unless this Series B Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Series B Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

THE SERIES B DEBENTURES ARE THE UNSECURED AND UNSUBORDINATED OBLIGATIONS OF METLIFE, INC. AND ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION. THE SERIES B DEBENTURES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY OR INSURER.

No. ____________________                        Original Principal Amount: $____
Issue Date: June 21, 2005                       CUSIP No.: _____________________
                                                ISIN: __________________________

                                  METLIFE, INC.

          4.91% JUNIOR SUBORDINATED DEBT SECURITIES, SERIES B, DUE 2040

      METLIFE, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)) for value received, hereby promises to pay to J.P. Morgan Trust Company, National Association, AS PROPERTY TRUSTEE, the Accreted Principal Amount (as defined in the Indenture) on February 15, 2040 or such earlier date as may be specified by the Company following a Remarketing (as defined in the Indenture) (such date is hereinafter referred to as the "Stated Maturity Date"). This Series B Debenture shall bear interest and Accreted Interest (as defined in the Indenture) as specified on the reverse hereof and in the Indenture.

      This Series B Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been executed by the Trustee.

      The provisions of this Series B Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

                                            METLIFE, INC.

                                            By:_________________________________
                                            Name:
                                            Title:

Attest

By: ________________________
    Name:
    Title:

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Series B Debentures referred to in the Indenture.

Dated:

                                            J.P. MORGAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION,
                                            as Trustee

                                            By: ________________________________
                                                Authorized Signatory

                     (FORM OF REVERSE OF SERIES B DEBENTURE)

      This Series B Debenture is one of a duly authorized series (the "Series B Debentures") of the Securities (as defined in the Base Indenture) of the Company, issued under and pursuant to a Indenture, dated as of June 21, 2005 (the "Base Indenture"), between the Company and J.P. Morgan Trust Company, National Association (the "Trustee"), as amended and supplemented by the Second Supplemental Indenture, dated as of June 21, 2005 between the Company and the Trustee (the "Second Supplemental Indenture", and together with the Base Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Series B Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.

      This Series B Debenture will bear interest from June 21, 2005 or from the most recent date to which interest has been paid or duly provided for, at the rate per annum equal to 4.91%, subject to reset as set forth below; in addition, each installment of interest that would otherwise have been due and payable during any Deferral Period shall bear Additional Interest to the extent permitted by applicable law, which shall accrue at the rate per annum at which interest accrues in respect of the principal of the Series B Debentures, compounded quarterly prior to the Stock Purchase Date, and semi-annually thereafter, from the applicable Interest Payment Date. Subject to the Company's right to defer interest payments as provided in the Indenture, such interest shall be payable, (1) prior to the Stock Purchase Date, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date"), commencing August 15, 2005, and (2) after the Stock Purchase Date, if the Series B Debentures continue to bear cash interest, semi-annually in arrears on the Interest Payment Dates following six months and twelve months after the Stock Purchase Date and thereafter on the respective anniversaries thereof. Interest on this Series B Debenture shall be calculated on the basis of a 360-day year composed of twelve 30-day months. Interest payable on this Series B Debenture on any Interest Payment Date will include interest for the immediately preceding Interest Period. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Series B Debenture (or one or more Predecessor Series B Debenture) is registered at the close of business on the regular record date for such interest payment, which shall be the first day of the month in which such interest payment is due. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant regular record date by virtue of having been such Holder, and may be paid to the Person in whose name this Series B Debenture (or one or More Predecessor Series B Debenture) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Series B Debenture not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series B Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      From and after the Stock Purchase Date, the Company will no longer be required to pay cash interest unless the Company elects prior to the Remarketing that following the Remarketing the Series B Debentures will bear cash interest pursuant to the Indenture. From and after the Stock Purchase Date, the Original Principal Amount of this Series B Debenture shall accrete daily at the Applicable Yield for each Interest Period, which shall be 0% during any period for which the Company has elected pursuant to the Indenture that the Series B Debentures will bear cash interest.

      If the Accreted Principal Amount hereof or any portion of such Accreted Principal Amount is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price or upon the Stated Maturity of this Series B Debenture) or if interest due hereon (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Series B Debenture or, if any overdue amount exists on or after the Repurchase Settlement Date, at the Applicable Yield or Reset Yield or Reset Rate, if any, of this Series B Debenture for the applicable Interest Period, compounded at the end of such Interest Period, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price and at the Stated Maturity of the Series B Debentures to Holders who surrender Series B Debentures to a Paying Agent to collect such payments in respect of the Series B Debentures; provided that if any Redemption Date is an Interest Payment Date, accrued and unpaid interest shall be paid to the Holder of record as of the applicable regular record date. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Series B Debentures. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day, but if that Business Day is in the next succeeding calendar year, then that payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on that date. If the Stated Maturity or Redemption Date of this Series B Debenture would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue and no principal will accrete for the period from and after the Stated Maturity or Redemption Date to such next succeeding Business Day.

      No sinking fund is provided for the Series B Debentures. Prior to the Remarketing Settlement Date, the Series B Debentures shall not be redeemable at the option of the Company. If the Company so specifies in connection with the Remarketing, the Series B Debentures shall be redeemable on and after the date so specified by the Company for cash as a whole, or from time to time in part, at the option of the Company at a Redemption Price equal to 100% of the Accreted Principal Amount of the Series B Debentures, plus accrued and unpaid interest to, but excluding, the Redemption Date.

      If the Company redeems less than all of the outstanding Series B Debentures, the Trustee will select the Series B Debentures to be redeemed (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. The Company may not redeem less than all of the outstanding Series B Debentures if the Accreted Principal Amount has been accelerated and such acceleration has not been rescinded.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Series B Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Series B Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue and principal will cease to accrete on such Series B Debentures or portions thereof. Series B Debentures in denominations larger than $1,000 Original Principal Amount may be redeemed in part but only in integral multiples of $1,000.

      If a Remarketing occurs, then the Series B Debentures shall be remarketed and the Reset Yield or Reset Rate, as the case may be, shall be established as set forth in the Indenture.

      If there has not been a Successful Remarketing prior to February 15, 2009, each Holder of Series B Debentures will have the right to require the Company to purchase all or a portion of its Series B Debentures on such date, as set forth in the Indenture. The Company shall purchase such Series B Debentures at a Repayment Price consisting of cash in an amount equal to 100% of the Accreted Principal Amount thereof as of such date, plus a note of the Company, bearing interest at the rate of 4.91% per annum, in the amount of the accrued and unpaid interest (including Additional Interest), if any, to, but excluding such date and payable on August 15, 2010 or, if February 15, 2009 is during a Deferral Period, the fifth anniversary of the first day of such Deferral Period.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Accreted Principal Amount of all of the Series B Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Series B Debentures at the time Outstanding (as defined in the Indenture) to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Series B Debentures; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon without the consent of the Holder of each Series B Debenture so affected, or (ii) reduce the aforesaid percentage of Series B Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Series B Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Series B Debentures at the time Outstanding affected thereby, on behalf of all of the Holders of the Series B Debentures, to waive a default or

Event of Default with respect to the Series B Debentures, and its consequences, except a default or Event of Default in the payment of the principal of or interest on any of the Series B Debentures or a default in respect of a provision that under Article IX of the Base Indenture cannot be amended without the consent of each holder affected thereby. Any such consent or waiver by the registered Holder of this Series B Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Series B Debenture and of any Series B Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise) irrespective of whether or not any notation of such consent or waiver is made upon this Series B Debenture.

      No reference herein to the Indenture and no provision of this Series B Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series B Debenture at the time and place and at the rate and in the money herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, this Series B Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Series B Debenture for registration of transfer at the office or agency of the Trustee in The City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Series B Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Series B Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Series B Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

      The Series B Debentures are issuable only in registered form without coupons, in denominations of $1,000 Original Principal Amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series B Debentures so issued are exchangeable for a like aggregate principal amount of Series B Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Series B Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Series B Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Series B Debenture to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    (Insert address and zip code of assignee)

agent to transfer this Series B Debenture on the books of the Security Registrar. The agent may substitute another to act for him or her.

Dated:                                                 Signature:

                              Signature Guarantee:

      (Sign exactly as your name appears on the other side of this Series B Debenture)

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ARTICLE V

                      ORIGINAL ISSUE OF SERIES B DEBENTURES

      Section 5.1 Original Issue of Series B Debentures.

      Series B Debentures in the aggregate principal amount of $1,067,010,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Series B Debentures in accordance with a Company Order. The Issue Date of the Series B Debentures shall be deemed to be June 21, 2005.

                                   ARTICLE VI

                      EVENTS OF DEFAULT, WAIVER AND NOTICE

      Section 6.1 Event of Default

      (a) An "Event of Default," when used in the Indenture with respect to the Series B Debentures, means any one or more of the following events that shall have occurred and be continuing:

      (i) the Company defaults in the payment of any installment of interest (including Additional Interest) upon the Series B Debentures, as and when the same shall become due and payable, and continuance of such default for a period of 20 consecutive quarters; provided, however, that during any Deferral Period for the Series B Debentures, failure to pay interest on the Series B Debentures shall not constitute a default in the payment of interest for this purpose;

      (ii) the Company defaults in the payment of the principal of the Series B Debentures as and when the same shall become due and payable whether at maturity, upon redemption, because of acceleration or otherwise, or in any payment required by any sinking or analogous fund establishment with respect to the Series B Debentures; or

      (iii) the entry by a court of competent jurisdiction of:

            (A) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable Bankruptcy Law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (B) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (C) a final and non-appealable order appointing a Custodian (as defined in the Base Indenture) of the Company or MetLife Bank, National Association ("MetLife Bank") or of any substantial part of the property of the Company or MetLife Bank, or ordering the winding up or liquidation of the affairs of the Company or of MetLife Bank;

      (iv) the Company pursuant to or within the meaning of any Bankruptcy Law;
(A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing its inability to pay its debts generally as they become due.

      (b) If an Event of Default (other than an Event of Default specified in Sections 6.1(a)(iii) and 6.1(a)(iv) hereof) with respect to the Series B Debentures at the time Outstanding occurs and is continuing, either the Trustee or the Holders of no less than 25% in aggregate principal amount of the Series B Debentures then Outstanding, by notice in writing to the Company (and to the Trustee if by such Holders), may declare the Accreted Principal Amount of and all accrued but unpaid interest on all the Series B Debentures to be due and payable immediately, and upon such declaration the same shall become and shall be immediately due and payable.

      (c) At any time after the principal of the Series B Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Series B Debentures then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Series B Debentures and the principal of, and premium, if any, on any and all Series B Debentures that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at 4.91% per annum and the amount payable to the Trustee under Section 7.06 of the Base Indenture, and (ii) any and all Events of Default under the Indenture, other than the nonpayment of Accreted Principal Amount on the Series B Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.08 of the Base Indenture.

      No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

      (d) The Company shall, within 120 days of the end of each fiscal year of the Company ending after the date hereof, furnish to the Trustee an Officers' Certificate stating, to the knowledge of the certifying Officer, as to whether any Event of Default as defined in the Indenture has occurred and is continuing.

      (e) If the Series B Debentures are held by the Trust or a trustee of the Trust, notwithstanding Section 6.04 of the Base Indenture or any other provision in this Indenture, any registered Holder of the Trust Preferred Securities shall have the right, upon the occurrence of an Event of Default described in Sections 6.1(a)(i) and 6.1(a)(ii) hereof, to institute a suit directly, or to cause the Property Trustee to institute a suit against the Company for enforcement of payment to such Holder of the interest, subject to Section 4.01 of the Base Indenture, on the

Series B Debentures; and such right shall not be impaired without the consent of such Holder, subject, however, to the provisions of Article XV of the Base Indenture and Article VII of this Second Supplemental Indenture.

                                  ARTICLE VII

                                  SUBORDINATION

      Section 7.1 Subordination.

      The subordination provisions contained in Article XV of the Base Indenture shall apply to the Series B Debentures. For purposes of the Series B Debentures and application of Article XV of the Base Indenture to the Series B Debentures, "Senior Indebtedness" means any obligation of the Company to its creditors, whether outstanding at the date of the execution of this Supplemental Indenture or subsequently incurred, including the items enumerated in clauses(i)-(vii) of the definition of "Senior Indebtedness" in Section 1.01 of the Base Indenture, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior in right of payment to the Series B Debentures, but does not include trade accounts payable or any junior subordinated debt securities underlying Tier 1 eligible trust preferred securities issued in the future or other deeply subordinated capital instruments that the Federal Reserve Board may authorize in the future for inclusion as Tier 1 capital. The Series B Debentures shall rank equal with, and shall not be senior in right of payment to, the Company's 4.91% Junior Subordinated Securities, Series B, due 2040 to be issued pursuant to the Base Indenture as supplemented by the Second Supplemental Indenture thereto, to be dated the date hereof, and the Preferred Securities Guarantee Agreements to be dated the date hereof.

      Section 7.2 Company Election to End Subordination.

      The Company may elect, at any time effective on or after the Stock Purchase Date, including in connection with a Remarketing, that its obligations under the Series B Debentures shall be senior obligations instead of subordinated obligations, in which case the provisions this Article VII and, if the Company so elects, Section 4.01 of the Base Indenture, shall thereafter no longer apply to the Series B Debentures. The Company shall give the Trustee notice of any such election not later than the effective time, and shall promptly issue a press release through Bloomberg Business News or other reasonable means of distribution.

      Section 7.3 Compliance with Federal Reserve Board Rules.

      The Company shall not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Series B Debentures (if then subject to this Article VII), except in compliance with applicable regulation and guidelines of the Federal Reserve Board.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 Effectiveness.

      This Second Supplemental Indenture will become effective upon its execution and delivery.

      Section 8.2 Further Assurances.

      The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions, which the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture.

      Section 8.3 Effect of Recitals.

      The recitals in this Second Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee shall not be responsible for the validity or sufficiency hereof.

      Section 8.4 Ratification of Base Indenture.

      The Base Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

      Section 8.5 Governing Law.

      THE INDENTURE AND EACH SERIES B DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

      Section 8.6 Counterparts.

      This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such separate counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                            METLIFE, INC.

                                            By: /s/ Anthony J. Williamson
                                                --------------------------------
                                                Name:
                                                Title:


                                            J.P. MORGAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION,
                                            as Trustee

                                            By: /s/ Paul J. Schmalzel
                                                --------------------------------
                                               Name:  Paul J. Schmalzel
                                               Title: Authorized Signatory